THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION THEREFROM. NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF MAY BE MADE UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) XCL LTD. RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.


     WARRANTS TO PURCHASE
     COMMON STOCK OF XCL LTD.

     Initial Issuance on _______________, ____
      Void  after 5:00 p.m. New York Time, _______________,  ____
[five years after issuance]

                                                       No. LM-__

             THIS CERTIFIES THAT, for value received, _______________(the "Holder") (whose Social Security Number is
______________) is the registered holder of warrants (the "Warrants") to purchase from XCL LTD., a Delaware corporation (the "Company"), at any time or from time to time beginning on _______________, ____, and until 5:00 p.m., New York time, on
_______________, ____, [five years after issuance] (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of U.S. $1.50 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of ________ [21,705 multiplied by number of Units purchased] fully paid and non-assessable shares (the "Shares"), par value $.01 per share (the "Common Stock"), of the Company upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, 2nd Floor, Lafayette, LA 70508.

          1.     Exercise of Warrants

               (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in Section 4, "Compliance with Securities Laws.

               (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Purchase Price; provided, that if the date of such purchase is not a day on which banking institutions in New York City are authorized or obligated to do business (a "Business Day"), then such purchase shall take place before 5:00 p.m. New York time on the next following Business Day.

               (c) No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be null and void and all further rights in respect thereof under this Certificate shall thereupon cease.

               (d) Payment of the Purchase Price shall be made in United States dollars in cash, by wire transfer or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

               (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

               (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment of the Purchase Price, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Shares purchased upon the exercise of the Warrants.

          2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares and shall not be required to issue scrip in lieu of fractional interests. Instead of any such fractional interest that would otherwise be issuable to such Holder, the Company shall repurchase such fractional interest in cash in an amount equal to such fractional interest of the closing bid price for the Common Stock on The American Stock Exchange, Inc. or any other principal stock exchange or in the over-the-counter market or other securities market in which the Common Stock is then trading on the date of determination (the "Market Price per Share"); provided, however, the Company shall not be required to pay any Holder any amount in respect of such fractional interest which is less than $1.00.

          3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder, and until payment of such transfer taxes, if any, the Company shall not be required to issue such Shares.

          4.     Compliance with Securities Laws.

               (a) The issuance of the Warrants and the Shares issuable pursuant thereto (the Warrants and such Shares being referred to collectively as the "Securities") to the Holder has not been, and, except as hereinafter set forth in Section 9, will not be, registered under the Securities Act or any other domestic or foreign securities or blue sky laws (the Securities Act and any such other applicable securities or blue sky laws are hereinafter collectively referred to herein as the "Securities Laws") in reliance upon exemptions from the registration requirements thereof; the Holder is acquiring the Securities solely for its own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any Securities Laws. The Securities shall be held by the Holder unless the sale or transfer thereof is subsequently registered under applicable Securities Laws or an exemption from such registration is available at the time of the proposed sale or transfer thereof. Except as hereinafter set forth in Section 9, the Company shall be under no obligation to file a registration statement under the Securities Act covering the sale or transfer of the Securities or otherwise to register the Securities for sale under applicable Securities Laws.

               (b) Prior to any sale, transfer or other disposition of any of the Securities (so long as they have not been registered under the Securities Act as contemplated in
Section 9 hereof or are not otherwise freely transferable under the Securities Laws), the Holder shall give at least three business days prior written notice to the Company of its intention to effect such sale, transfer or other disposition and to comply in all other respects with this Section 4(b). Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions required herein, and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably acceptable to the Company (which shall include Holder's in-house counsel), addressed to the Company and satisfactory in form and substance to the Company, stating that, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Laws and that all necessary consents, approvals or authorizations to such transfer have been obtained. Assuming the receipt by the Company of such satisfactory opinion, the Holder shall thereupon be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate or other document issued representing the Securities shall bear an appropriate legend suitably conformed, unless, in the opinion of the respective counsel for the Holder and the Company, such legend is not required in order to aid in assuring compliance with applicable Securities Laws.

               (c) The Holder shall not sell any Shares included in a Registration Statement (as defined in Section 9) filed by the Company and declared effective by the Securities and Exchange Commission during the period from the date it receives notice of the filing of any such Registration Statement by the Company through the 90th day after the effective date of such Registration Statement, to the public pursuant to Rules 144 or 144A under the Securities Act or otherwise, without the prior receipt of the written consent of the Company; provided, however, that such restriction shall not be applicable to the Holder unless the Registration Statement relates to an underwritten public offering of the Company's securities; provided, further, the Holder shall be bound by the terms of this paragraph in connection with no more than one registration statement in any six month period.

               (d) In addition to any specific restrictive legends that may be required by applicable Securities Laws or agreements to which the Holder may be a party, the Holder shall be bound by a restrictive legend which may be placed on the certificates representing the Securities. The Company may place and instruct any transfer agent for the Securities to place a stop transfer notation in the stock records in respect of the certificates representing the Securities, provided that such securities may be transferred upon compliance with the provisions of this Section 4 and Section 5 below.

          5.     Transfer of Warrants.

               (a)     The Warrants shall be transferable only on
the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. Upon any registration of transfer, the Company shall deliver a new certificate or certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

               (b) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with (i) the provisions of Sections 4 and 5 hereof, concerning such transfer as if the Holder were the initial Holder, and (ii) any applicable provisions of the Securities Act and any applicable state and foreign securities or blue sky laws. Any transfer not made in such compliance shall be null and void, and given no effect hereunder.

          6.        Exchange   and   Replacement    of    Warrant
Certificates; Loss or Mutilation of Warrant Certificates.

               (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

               (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new certificate of like tenor, in lieu thereof.

          7.      Initial Exercise Price; Adjustment of Number of
Shares.

               (a) The Warrants initially are exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein. No adjustments will be made for cash dividends, if any, paid to shareholders of record prior to the date on which the Warrants are exercised.

                (b) In case the Company shall at any time after the date of this Certificate (i) declare a dividend on the shares of Common Stock payable in shares of Common Stock, or (ii) subdivide or split up the outstanding shares of Common Stock, the amount of Shares to be delivered upon exercise of any Warrant will be appropriately increased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such actions had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such dividend or the effective date for such subdivision shall be proportionately decreased, all effective immediately after the record date for such dividend or the effective date for such subdivision or split up. Such adjustments shall be made successively whenever any event listed above shall occur.

                (c) In case the Company shall at any time after the date of this Certificate combine the outstanding shares of Common Stock into a smaller number of shares the amount of Shares to be delivered upon exercise of any Warrant will be appropriately decreased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, effective immediately after the record date for such combination. Such adjustment shall be made successively whenever any such combinations shall occur.

               (d) In the event that the Company shall at any time after the date of this Certificate (i) issue or sell any shares of Common Stock (other than the Shares) or securities convertible or exchangeable into Common Stock to all holders of Common Stock without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Market Value per share of Common Stock (as defined in Section 7(f) hereof), or (ii) issue or sell options, rights or warrants to subscribe for or purchase Common Stock to all holders of Common Stock at a price per share less than the Market Price per share of Common Stock (as defined in
Section 7(f) hereof), the Exercise Price to be in effect after the date of such issuance shall be determined by multiplying the Exercise Price in effect on the day immediately preceding the relevant issuance or record date, as the case may be, used in determining such Market Value or Market Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value or Market Price, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); such adjustment shall become effective immediately after the close of business on such issuance or record date; provided, however, that no such adjustment shall be made for the issuance of (s) options to purchase shares of Common Stock granted pursuant to the Company's employee stock option plans approved by shareholders of the Company (and the shares of Common Stock issuable upon exercise of such options) (provided that option exercise prices shall not be less than the Market Value of the Common Stock (as defined in Section 7(f) hereof) on the date of the grant of such options), (t) the Company's warrants to purchase shares of Common Stock (and the shares of Common Stock issuable upon exercise of such warrants), outstanding on the date hereof, (u) the Company's shares of Amended Series A, Cumulative Convertible Preferred Stock (and the shares of Common Stock issuable upon conversion of such Preferred Stock), outstanding on the date hereof, or (v) the Company's shares of Series B, Cumulative Preferred Stock (and the shares of Common Stock issuable in lieu of dividend and redemption payments thereunder), outstanding on the date hereof. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any wholly-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date of such issuance had not been fixed.

                 (e) In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, securities other than Common Stock or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock), the Exercise Price to be in effect after such date of distribution shall be determined by multiplying the Exercise Price in effect on the date immediately preceding the record date for the determination of the shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock (as defined in Section 7(f) hereof) on such date, less the then-fair market value (as determined reasonably and in good faith by the Board of Directors of the Company of the portion of the assets, securities or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Market Price per share of Common Stock, such adjustment to be effective immediately after the distribution resulting in such adjustment. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed); and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date of distribution had not been fixed.

                (f)     For the purposes of any computation under
this Section 7, the "Market Price per share" of Common Stock on any date shall be deemed to be the average of the closing bid price for the 20 consecutive trading days ending on the record date for the determination of the shareholders entitled to receive any rights, dividends or distributions described in this
Section 7, and the "Market Value per share" of Common Stock on any date shall be deemed to be the closing bid price on the date of the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on each such day during such 20 day period, in the case of the
Market Price computation, or on such date of issuance, in the case of the Market Value computation, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, the average of the closing bid and asked prices on each such day during such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or any successor thereof, or, if not so quoted, the average of the middle market quotations for such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported on the daily official list of the prices of stock listed on The London Stock Exchange
Limited ("The Stock Exchange Daily Official List"). "Trading day" means any day on which the Common Stock is available for trading on the applicable securities exchange or in the applicable securities market. In the case of Market Price or Market Value computations based on The Stock Exchange Daily Official List, the Market Price or Market Value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling (UK) into United States dollars as quoted by Chemical Bank or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street Journal on the date of determination.

                (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided that any adjustments which by reason of this Section 7(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% (or more) upon the happening of one or more of the events specified in Sections 7(b), (c) or (i). All calculations under this
Section 7 shall be made to the nearest cent.

                (h) If at any time, as a result of an adjustment made pursuant to Section 7(b) or (c) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7, and the provisions of this Certificate with respect to the Shares shall apply on like terms to such other shares.

                 (i)       In   the  case  of  (l)  any   capital
reorganization of the Company, or of (2) any reclassification of the shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (3) any consolidation or merger of the Company, or (4) the sale, lease or other transfer of all or substantially all of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each Warrant shall after such capital reorganization, reclassification of the shares of Common Stock, consolidation, or sale be exercisable, upon the terms and conditions specified in this Certificate, for the number of shares of stock or other securities or assets to which a holder of the number of Shares purchasable (immediately prior to the effectiveness of such capital reorganization, reclassification of shares of Common Stock, consolidation, or sale) upon exercise of a Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 7 with respect to the rights thereafter of the Holder shall be appropriately adjusted (as determined reasonably and in good faith by the Board of Directors of the Company) so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of a Warrant. The Company shall not effect any such consolidation or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation, partnership or other entity (if other than the Company) resulting from such consolidation or the corporation, partnership or other entity purchasing such assets or the appropriate entity shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Holder may be entitled and all other obligations of the Company under this Certificate. For purposes of this Section 7(i) a merger to which the Company is a party but in which the Common Stock outstanding immediately prior thereto is changed into securities of another corporation shall be deemed a consolidation with such other corporation being the successor and resulting corporation.

                (j) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of Shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

          8. Required Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants or their exercise, any of the following events shall occur:

               (i) the Company shall issue any rights to subscribe for shares of Common Stock or any other securities of the Company to all of the shareholders of the Company; or

               (ii) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation, merger or statutory share exchange) or a sale of all or substantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

               (iii) there shall be any reclassification or a change in the kind of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value) or consolidation, merger or statutory share exchange of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event on or before the date the Company gives notice to its shareholders of such event. Such notice shall specify the applicable record date or the date of closing the transfer books, as the case may be, if any. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the event.

          9.     Registration Rights.

               (a) Piggyback Registration. If, at any time during the five (5) years beginning on the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement on Forms S-4 or S-8 or any successor form) (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed Registration Statement any shares of Common Stock
(i) issued or issuable to the Holder upon exercise of the Holder's Warrants, and (ii) that are owned by the Holder (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder and the number intended to be disposed of by the Holder), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters' broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares,
(ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any applicable to the Holder's Registrable Shares, and
(iv) the costs and expenses of legal counsel, accountants or other advisors retained by the Holder in excess of $15,000 (collectively, the "Holder's Expenses"), provided that;

               (i) anything in this Section 9 to the contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand registration rights granted by the Company, (C) next to be registered will be securities subject to any piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (D) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

               (ii) anything in this Section 9 to the contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company upon which Holder is authorized to rely the securities for which registration is requested may be sold publicly without limitation or restriction without registration under the Securities Act; and

               (iii) if the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 9 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw its request for inclusion of its Registrable Shares in such registration; and

               (iv)      notwithstanding the provisions  of  this
          Section 9(a), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

               If a Holder's Registrable Shares are included in a Registration Statement, the Holder shall furnish the Company in writing with such appropriate documents and agreements, including, without limitation, indemnification and contribution agreements, as well as such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Holder, the Registrable Shares and the Holder's plan of distribution thereof, and other securities of the Company owned by the Holder, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Holder shall execute and deliver all documents reasonably requested by the Company and/or such underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

               The rights and obligations under Sections 9(a) and
(b) shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, or (ii) the date all of the Holder's Registrable Shares have been transferred by the Holder, except for transfers in accordance with Section 5(b) above.

               (a) Covenants of the Company with Respect to Registration. The Company covenants and agrees as follows:

               (i) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to paragraph (a) above, including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Holder shall pay all of the Holder's Expenses (as defined in paragraph (a)).

               (ii) The Company will use its reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the United States as are reasonably appropriate to the offering; provided, however, that the Company shall not be required to (A) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (B) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (C) subject itself to taxation in any such jurisdiction, or (D) consent to general service of process in any such jurisdiction.

          10.     Reservation and Listing of Securities.

                (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants

               (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any shareholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid record title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

          11. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

          12. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          13. Manner of Notices. All notices and other communications from the Company to the Holders of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after being sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

          14. Headings. The headings contained herein are for convenience of reference only and are not part of this Certificate.

           15.      Governing  Law.   This Certificate  shall  be
deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

           IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officers.


Dated: _______________, 1999

                              XCL LTD.



                              By:__________________________________
                              Name:   Marsden W. Miller, Jr.
                              Title:  Chairman   and   Chief
                                      Executive Officer



Attest:


___________________________
Secretary/Assistant Secretary

     XCL LTD.

     FORM OF ELECTION TO PURCHASE

     (To be executed by the registered Holder if such Holder desires to exercise Warrants)


                 The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, ___________ Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of XCL LTD. in the amount of _____________________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of and delivered to:


                             (Please Print Name and Address)



and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:
Name               of               Warrant               Holder:
(Please Print)
Address:

Signature:

Note:            The  above  signature  must  correspond  in  all
respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.

     XCL LTD.

     FORM OF ASSIGNMENT

     (To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificate)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

_________________________________________________________________

     (Please Print Name and Address of Transferee)
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Warrants to purchase up to ________ Shares represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchasable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchasable under this Warrant Certificate be registered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:_______________

Signature            of            registered             Holder:
_________________________________________

Note:            The  above  signature  must  correspond  in  all
          respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom or The London Stock Exchange Limited in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

Signature Guaranteed:

_________________________________________
   Authorized Officer

_________________________________________
   Name of Institution